Exhibit 99.1

CONTACT:

Susan K. Cullen

Senior Executive Vice President and

Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation to Present at the

Sidoti & Company Spring Small Cap Virtual Conference

Uniondale, NY – March 17, 2022 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), announced today that John R. Buran, President and Chief Executive Officer will be presenting at the Sidoti & Company Spring Small Cap Virtual Conference on March 23, 2022. The 30 minute presentation will begin at 10:45 am (ET) and can be accessed live at:

https://sidoti.zoom.us/webinar/register/WN_lmB2mssxRSCn7ivL4xYTZg

Additionally, John R. Buran and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host virtual one-on-one meetings with investors on Wednesday, March 23, 2022. To register for the presentation or one-on-one meetings, visit www.sidoti.com/events. Registration is free and you don’t need to be a Sidoti client.

FLUSHING FINANCIAL CORPORATION (Nasdaq: FFIC) is the holding company for Flushing Bank®, an FDIC insured, New York State—chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers that can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at FlushingBank.com.

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